As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JANONE INC.

(Exact name of registrant as specified in its charter)

Nevada	41-1454591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite102 Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

2016 Equity Incentive Plan

(Full Title of the Plans)

Tony Isaac

President and Chief Executive Officer

325 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

(Name and address of agent for service)

(702) 997-5968

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	400,000 shares (3)	$7.67(2)	$3,068,000	$334.72

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sales prices of the Registrant’s common stock, as quoted on the Nasdaq Capital Market, on March 26, 2021.

(3)

Represents an additional 400,000 shares issuable under the Plan. These 400,000 shares represent an increase in the number of shares of common stock reserved for issuance under the 2016 Plan, which increase was approved by the Registrant’s stockholders on November 4, 2020 at the Registrant’s 2020 Annual Meeting of Stockholders. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 10, 2018 (Registration No. 333-226775).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2016 Plan. The 400,000 additional shares represent an increase in the number of shares of common stock reserved for issuance under the 2016 Plan, which increase was approved by the registrant’s stockholders on November 4, 2020 at the Registrant’s 2020 Annual Meeting of Stockholders.

The additional shares described above are of the same class as the other securities relating to the 2016 Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-226775) on August 10, 2018 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-226775) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.		Description
4.1		Articles of Incorporation of Appliance Recycling Centers of America, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018)
4.2		Articles of Conversion (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018)
4.3		Articles of Conversion (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018)
4.4		Certificate of Correction to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018)
4.5		Certificate of Change (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2019)
4.6

Certificate of Correction to Articles of Incorporation of Appliance Recycling Centers of America, Inc.

(incorporated by reference to Exhibit 3.7 of the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2019)

4.7

Certificate of Designation of Powers, Preferences, and Rights of Series A-1 Convertible Preferred Stock of JanOne Inc. (formerly known as Appliance Recycling Centers of America, Inc.) (incorporated by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2019)

4.8

Articles of Incorporation of JanOne Inc. (the Name Change Subsidiary), filed with the Secretary of State of the State of Nevada on September 6, 2019 (incorporated by reference to Exhibit 3.10 of the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2019)

4.9

Articles of Merger for JanOne Inc. into Appliance Recycling Centers of America, Inc., filed with the Secretary of the State of Nevada on September 9, 2019, and effective on September 10, 2019 (incorporated by reference to Exhibit 3.10 of the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2019)

4.10		Bylaws of Appliance Recycling Centers of America, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018)
4.11		First Amendment to Bylaws of Appliance Recycling Centers of America, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2018)
4.12

2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2016, as amended, filed with the SEC on March 31, 2017 and April 13, 2017)

4.13	*	First Amendment to 2016 Equity Incentive Plan
5.1	*	Opinion of Michael J. Stein, Esq., Corporate Secretary
23.1	*	Consent of Michael J. Stein, Esq., Corporate Secretary (included in Exhibit 5.1)
23.2	*	Consent of WSRP, LLC
24.1		Powers of Attorney (included on applicable signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of March 2021.

JANONE INC.

By:	/s/ Tony Isaac
Tony Isaac
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Tony Isaac and Virland A. Johnson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Tony Isaac
Tony Isaac	President and Chief Executive Officer and Director	March 30, 2021
(Principal Executive Officer)
/s/ Virland A. Johnson
Virland A. Johnson	Chief Financial Officer and Executive Vice President	March 30, 2021
(Principal Accounting and Financial Officer)
/s/ Richard D. Butler, Jr.
Richard D. Butler, Jr.	Director	March 30, 2021

/s/ John Bitar
John Bitar	Director	March 30, 2021

/s/ Nael Hajjar
Nael Hajjar	Director	March 30, 2021